Exhibit 3.2

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC. BYLAWS

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

BYLAWS

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Section 8.03.	Execution of Instruments	17
Section 8.04.	Voting as Stockholder	17
Section 8.05.	Fiscal Year	18
Section 8.06.	Seal	18
Section 8.07.	Books and Records; Inspection	18
Section 8.08.	Electronic Transmission	18
ARTICLE IX	AMENDMENT OF BYLAWS	18
Section 9.01.	Amendment	18
ARTICLE X	CONSTRUCTION	18
Section 10.01.	Construction	18

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DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

BYLAWS

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.01.  Annual Meetings.  An annual meeting of the stockholders of the corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year either within or without the State of Delaware on such date and at such place and time as are designated by resolution of the corporation’s board of directors (the “Board”), unless the stockholders have acted by written consent to elect directors as permitted by the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

Section 1.02.  Special Meetings.  A special meeting of the stockholders for any purpose may be called at any time by the Chief Executive Officer (or, in the event of his or her absence or disability, by any Vice President) or by the Secretary pursuant to a resolution of the Board, to be held either within or without the State of Delaware on such date and at such time and place as are designated by such officer or in such resolution.

Section 1.03.  Participation in Meetings by Remote Communication.  The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the DGCL and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication.  Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 1.04.  Notice of Meetings; Waiver of Notice.

(a)  The Secretary or any Assistant Secretary shall cause notice of each meeting of stockholders to be given in writing in a manner permitted by the DGCL not less than 10 days nor more than 60 days prior to the meeting to each stockholder of record entitled to vote at such meeting, subject to such exclusions as are then permitted by the DGCL.  The notice shall specify (i) the place, if any, date and time of such meeting, (ii) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, (iii) in the case of a special meeting, the purpose or purposes for which such meeting is called, and (iv) such other information as may be required by law or as may be deemed appropriate by the Chief Executive Officer, the Vice President calling the meeting, or the Board.  If the stockholder list referred to in Section 1.06 of these bylaws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed.  If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting.

(b)  A written waiver of notice of meeting signed by a stockholder or waiver by electronic transmission by a stockholder, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice.  Attendance of a stockholder at a meeting is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 1.05.  Proxies.

(a)  Each stockholder entitled to vote at a meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.

(b)  A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means, including but not limited to by facsimile signature, or by transmitting or authorizing an electronic transmission (as defined in Section 8.08 of these bylaws) setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent.  Proxies by electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder.  Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission.

(c)  No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable.  A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.

Section 1.06.  Voting Lists.  The officer of the corporation who has charge of the stock ledger of the corporation shall prepare, at least 10 days before every meeting of the stockholders (and before any adjournment thereof for which a new record date has been set), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  This list shall be open to the examination of any stockholder prior to and during the meeting for any purpose germane to the meeting as required by the DGCL or other applicable law.  The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

Section 1.07.  Quorum.  Except as otherwise required by law or by the certificate of incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

Section 1.08.  Voting.  Every holder of record of shares entitled to vote at a meeting of stockholders is entitled to one vote for each share outstanding in his or her name on the books of the corporation (x) at the close of business on the record date for such meeting, or (y) if no record date has been fixed, at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  All matters at any meeting at which a quorum is present, including the election of directors, shall be decided by the affirmative vote of a majority of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter in question, unless otherwise expressly provided by express provision of law or the certificate of incorporation.  The stockholders do not have the right to cumulate their votes for the election of directors.

Section 1.09.  Adjournment.  Any meeting of stockholders may be adjourned from time to time, by the chairperson of the meeting or by the vote of a majority of the shares of stock present in person or represented by proxy at the meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting) are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with Section 1.04 of these bylaws shall be given to each stockholder of record entitled to vote at the meeting.  At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.

Section 1.10.  Organization; Procedure.  The Chief Executive Officer shall preside over each meeting of stockholders.  If the Chief Executive Officer is absent or disabled, the presiding officer shall be selected by the Board or, failing action by the Board, by a majority of the stockholders present in person or represented by proxy.  The Secretary, or in the event of his or her absence or disability, an appointee of the presiding officer, shall act as secretary of the meeting.  The Board may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to any such rules and regulations, the presiding officer of any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding officer are appropriate for the proper conduct of such meeting.

Section 1.11.  Consent of Stockholders in Lieu of Meeting.

(a)  Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, are (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (but not less than the minimum number of votes otherwise prescribed by law) and (ii) delivered to the corporation by delivery to its registered office in this State, to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded within 60 days of the earliest dated consent so delivered to the corporation.

(b)  If a stockholder consent is to be given without a meeting of stockholders, and the Board has not fixed a record date for the purpose of determining the stockholders entitled to participate in such consent, then:  (i) if the DGCL does not require action by the Board prior to the proposed stockholder action, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation at any of the locations referred to in Section 1.11(a)(ii); and (ii) if the DGCL requires action by the Board prior to the proposed stockholder action, the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.  Every written consent to action without a meeting shall bear the date of signature of each stockholder who signs the consent, and shall be valid if timely delivered to the corporation at any of the locations referred to in Section 1.11(a)(ii).

(c)  The Secretary shall give prompt notice of the taking of an action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the corporation in accordance with the DGCL.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01.  General Powers.  Except as may otherwise be provided by law or by the certificate of incorporation, the affairs and business of the corporation shall be managed by or under the direction of the Board.  The directors shall act only as a Board and the individual directors shall have no power as such.

Section 2.02.  Number and Term of Office.  The number of Directors constituting the entire Board of Directors shall be two (each of whom shall be a natural person), which number may be modified from time to time by resolution of the Board of Directors, but in no event shall the number of Directors be less than one.  Each director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

Section 2.03.  Election of Directors.  Except as otherwise provided in Sections 2.13 and 2.14 of these bylaws, the directors shall be elected at each annual meeting of the stockholders.

Section 2.04.  Regular Meetings.  Regular meetings of the Board shall be held on such dates, and at such times and places as are determined from time to time by resolution of the Board.

Section 2.05.  Special Meetings.  Special meetings of the Board shall be held whenever called by the Chief Executive Officer or, in the event of his or her absence or disability, by any Vice President, or by a majority of the directors then in office, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings.  Any business may be conducted at a special meeting.

Section 2.06.  Notice of Meetings; Waiver of Notice.

(a)  Notices of special meetings shall be given to each director, and notice of each resolution or other action affecting the date, time or place of one or more regular meetings shall be given to each director not present at the meeting adopting such resolution or other action, subject to Section 2.09 of these bylaws.  Notices shall be given personally, or by telephone confirmed by facsimile or email dispatched promptly thereafter, or by facsimile or email confirmed by a writing delivered by a recognized overnight courier service, directed to each director at the address from time to time designated by such director to the Secretary.  Each such notice and confirmation must be given (received in the case of personal service or delivery of written confirmation) at least 24 hours prior to the time of a special meeting, and at least five days prior to the initial regular meeting affected by such resolution or other action, as the case may be.

(b)  A written waiver of notice of meeting signed by a director or a waiver by electronic transmission by a director, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice.  Attendance of a director at a meeting is a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 2.07.  Quorum; Voting.  At all meetings of the Board, the presence of a majority of the total authorized number of directors shall constitute a quorum for the transaction of business.  Except as otherwise required by law, the certificate of incorporation or these bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.

Section 2.08.  Action by Telephonic Communications.  Members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.09.  Adjournment.  A majority of the directors present may adjourn any meeting of the Board to another date, time or place, whether or not a quorum is present.  No notice need be given of any adjourned meeting unless (a) the date, time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.06 of these bylaws applicable to special meetings shall be given to each director, or (b) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (a) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting.

Section 2.10.  Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.11.  Regulations.  To the extent consistent with applicable law, the certificate of incorporation and these bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the corporation as the Board may deem appropriate.  The Board may elect from among its members a chairperson and one or more vice-chairpersons to preside over meetings and to perform such other duties as may be designated by the Board.

Section 2.12.  Resignations of Directors.  Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such director, to the Chief Executive Officer or the Secretary.  Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event.

Section 2.13.  Removal of Directors.  Any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the corporation entitled to vote generally for the election of directors, acting at a stockholder meeting or by written consent in accordance with the DGCL and these bylaws.  Any vacancy in the Board caused by any such removal may be filled at such meeting (or in the written instrument effecting the removal, if the removal was effected by consent without a meeting) by the stockholders entitled to vote for the election of the director so removed.

Section 2.14.  Vacancies and Newly Created Directorships.  Except as provided in Section 2.13, any vacancies or newly created directorships may be filled only by a vote of the stockholders at any regular or special meeting of the stockholders.  A director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

Section 2.15.  Compensation.  The directors shall be entitled to compensation for their services to the extent approved by the stockholders at any regular or special meeting of the stockholders.  The Board may by resolution determine the expenses in the performance of such services for which a director is entitled to reimbursement.

Section 2.16.  Reliance on Accounts and Reports, etc.  A director, as such or as a member of any committee designated by the Board, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the corporation and upon information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

ARTICLE III

COMMITTEES

Section 3.01.  Designation of Committees.  The Board may designate one or more committees.  Each committee shall consist of such number of directors as from time to time may be fixed by the Board, and shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation to the extent delegated to such committee by the Board but no committee shall have any power or authority as to (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, (b) adopting, amending or repealing any of these bylaws or (c) as may otherwise be excluded by law or by the certificate of incorporation, and no committee may delegate any of its power or authority to a subcommittee unless so authorized by the Board.

Section 3.02.  Members and Alternate Members.  The members of each committee and any alternate members shall be selected by the Board.  The Board may provide that the members and alternate members serve at the pleasure of the Board.  An alternate member may replace any absent or disqualified member at any meeting of the committee.  An alternate member shall be given all notices of committee meetings, may attend any meeting of the committee, but may count towards a quorum and vote only if member for whom such person is an alternate is absent or disqualified.  Each member (and each alternate member) of any committee shall hold office only until the time he or she shall cease for any reason to be a director, or until his or her earlier death, resignation or removal.

Section 3.03.  Committee Procedures.  A quorum for each committee shall be a majority of its members, unless the committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the Board.  The vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee.  Each committee shall keep regular minutes of its meetings and report to the Board when required.  The Board may adopt other rules and regulations for the government of any committee not inconsistent with the provisions of these bylaws, and each committee may adopt its own rules and regulations of government, to the extent not inconsistent with these bylaws or rules and regulations adopted by the Board.

Section 3.04.  Meetings and Actions of Committees.  Meetings and actions of each committee shall be governed by, and held and taken in accordance with, the provisions of the following sections of these bylaws, with such bylaws being deemed to refer to the committee and its members in lieu of the Board and its members:

(a)  Section 2.04 (to the extent relating to place and time of regular meetings);

(b)  Section 2.05 (relating to special meetings);

(c)  Section 2.06 (relating to notice and waiver of notice);

(d)  Sections 2.08 and 2.10 (relating to telephonic communication and action without a meeting); and

(e)  Section 2.09 (relating to adjournment and notice of adjournment).

Special meetings of committees may also be called by resolution of the Board.

Section 3.05.  Resignations and Removals.  Any member (and any alternate member) of any committee may resign from such position at any time by delivering a written notice of resignation, signed by such member, to the Chief Executive Officer or the Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.  Any member (and any alternate member) of any committee may be removed from such position by the Board at any time, either for or without cause.

Section 3.06.  Vacancies.  If a vacancy occurs in any committee for any reason, the remaining members (and any alternate members) may continue to act if a quorum is present.  A committee vacancy may be filled only by the Board.

ARTICLE IV

OFFICERS

Section 4.01.  Officers.  The Board shall elect a Chief Executive Officer and President (the individual holding such offices, the “Chief Executive Officer”) and a Secretary as officers of the corporation.  The Board may also elect a Chief Financial Officer and Treasurer (the individual holding such offices, the “Chief Financial Officer”), one or more Vice Presidents, Assistant Secretaries and Assistant Chief Financial Officers, and such other officers and agents as the Board may determine.  In addition, the Board from time to time may delegate to any officer the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.  Any action by an appointing officer may be superseded by action by the Board.  Any number of offices may be held by the same person, except that one person may not hold both the office of Chief Executive Officer and the office of Secretary.  No officer need be a director of the corporation.

Section 4.02.  Election.  The officers of the corporation elected by the Board shall serve at the pleasure of the Board.  Officers and agents appointed pursuant to delegated authority as provided in Section 4.01 (or, in the case of agents, as provided in Section 4.06) shall hold their offices for such terms as may be determined from time to time by the appointing officer.  Each officer shall hold office until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or removal.

Section 4.03.  Compensation.  The salaries and other compensation of all officers and agents of the corporation shall be fixed by the Board or in the manner established by the Board.

Section 4.04.  Removal and Resignation; Vacancies.  Any officer may be removed for or without cause at any time by the Board.  Any officer granted the power to appoint subordinate officers and agents as provided in Section 4.01 may remove any subordinate officer or agent appointed by such officer, for or without cause.  Any officer or agent may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Board or the Chief Executive Officer.  Unless otherwise specified therein, such resignation shall take effect upon delivery.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, may be filled by the Board or by the officer, if any, who appointed the person formerly holding such office.

Section 4.05.  Authority and Duties of Officers.  An officer of the corporation shall have such authority and shall exercise such powers and perform such duties (a) as may be required by law, (b) to the extent not inconsistent with law, as are specified in these bylaws, (c) to the extent not inconsistent with law or these bylaws, as may be specified by resolution of the Board, and (d) to the extent not inconsistent with any of the foregoing, as may be specified by the appointing officer with respect to a subordinate officer appointed pursuant to delegated authority under Section 4.01.

Section 4.06.  Chief Executive Officer.  The Chief Executive Officer shall preside at all meetings of the stockholders and directors at which he or she is present, shall be the chief executive officer, the president and the chief operating officer of the corporation (and shall perform, in general, all duties incident to such offices), shall have general control and supervision of the policies and operations of the corporation and shall see that all orders and resolutions of the Board are carried into effect.  He or she shall manage and administer the corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer and a chief operating officer of a corporation.  He or she shall have the authority to sign, in the name and on behalf of the corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the corporation.  He or she shall have the authority to cause the employment or appointment of such employees or agents of the corporation as the conduct of the business of the corporation may require, to fix their compensation, and to remove or suspend any employee or any agent employed or appointed by any officer or to suspend any agent appointed by the Board.  The Chief Executive Officer shall have the duties and powers of the Chief Financial Officer if no Chief Financial Officer is elected and shall have such other duties and powers as the Board may from time to time prescribe.

Section 4.07.  Vice Presidents.  If one or more Vice Presidents have been elected, each Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Board or the Chief Executive Officer.  In the event of absence or disability of the Chief Executive Officer, the duties of the Chief Executive Officer shall be performed, and his or her powers may be exercised, by such Vice President as shall be designated by the Board or, failing such designation, by the Vice President in order of seniority of election to that office.

Section 4.08.  Secretary.  Unless otherwise determined by the Board, the Secretary shall have the following powers and duties:

(a)  The Secretary shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders, the Board and any committees thereof in books provided for that purpose.

(b)  The Secretary shall cause all notices to be duly given in accordance with the provisions of these bylaws and as required by law.

(c)  Whenever any committee shall be appointed pursuant to a resolution of the Board, the Secretary shall furnish a copy of such resolution to the members of such committee.

(d)  The Secretary shall be the custodian of the records and of the seal of the corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the corporation prior to the issuance thereof and to all documents and instruments that the Board or any officer of the corporation has determined should be executed under seal, may sign (together with any other authorized officer) any such document or instrument, and when the seal is so affixed he or she may attest the same.

(e)  The Secretary shall properly maintain and file all books, reports statements, certificates and all other documents and records required by law, the certificate of incorporation or these bylaws.

(f)  The Secretary shall have charge of the stock books and ledgers of the corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each such holder became a holder of record.

(g)  The Secretary shall sign (unless the Chief Financial Officer, an Assistant Chief Financial Officer or an Assistant Secretary shall have signed) certificates representing shares of the corporation the issuance of which shall have been authorized by the Board.

(h)  The Secretary shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these bylaws or as may be assigned to the Secretary from time to time by the Board or the Chief Executive Officer.

Section 4.09.  Chief Financial Officer.  Unless otherwise determined by the Board, the Chief Financial Officer, if there be one, shall be the chief financial officer and treasurer of the corporation and shall have the following powers and duties:

(a)  The Chief Financial Officer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the corporation, and shall keep or cause to be kept full and accurate records thereof.

(b)  The Chief Financial Officer shall cause the moneys and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such bankers or other depositaries as shall be determined by the Board or the Chief Executive Officer, or by such other officers of the corporation as may be authorized by the Board or the Chief Executive Officer to make such determinations.

(c)  The Chief Financial Officer shall cause the moneys of the corporation to be disbursed by checks or drafts (signed by such officer or officers or such agent or agents of the corporation, and in such manner, as the Board or the Chief Executive Officer may determine from time to time) upon the authorized depositaries of the corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

(d)  The Chief Financial Officer shall render to the Board or the Chief Executive Officer, whenever requested, a statement of the financial condition of the corporation and of the transactions of the corporation, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

(e)  The Chief Financial Officer shall be empowered from time to time to require from all officers or agents of the corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the corporation.

(f)  The Chief Financial Officer may sign (unless an Assistant Chief Financial Officer or the Secretary or an Assistant Secretary shall have signed) certificates representing shares of stock of the corporation the issuance of which shall have been authorized by the Board.

(g)  The Chief Financial Officer shall perform, in general, all duties incident to the office of chief financial officer and treasurer and such other duties as may be specified in these bylaws or as may be assigned to the Chief Financial Officer from time to time by the Board or the Chief Executive Officer.

ARTICLE V

CAPITAL STOCK

Section 5.01.  Certificates of Stock.  The shares of the corporation shall be represented by certificates.  Every holder of stock in the corporation shall be entitled to have a certificate signed by the Chief Executive Officer (as Chief Executive Officer and President) or a Vice President, and by the Chief Financial Officer (as Chief Financial Officer and Treasurer) or the Secretary or an Assistant Secretary, representing the number of shares registered in the name of such holder.  Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the certificate of incorporation and these bylaws.

Section 5.02.  Facsimile Signatures.  Any or all signatures on the certificates referred to in Section 5.01 of these bylaws may be in facsimile form.  If any officer who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issue.

Section 5.03.  Lost, Stolen or Destroyed Certificates.  A new certificate may be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed only upon delivery to the corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation, and a bond or other undertaking as may be satisfactory to a financial officer of the corporation designated by the Board to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.04.  Transfer of Stock.

(a)  Transfer of shares shall be made on the books of the corporation upon surrender to the corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, and otherwise in compliance with applicable law.  Subject to applicable law, the provisions of the certificate of incorporation and these bylaws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the corporation.

(b)  The corporation may enter into agreements with shareholders to restrict the transfer of stock of the corporation in any manner not prohibited by the DGCL.

Section 5.05.  Registered Stockholders.  Prior to due surrender of a certificate for registration of transfer, the corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice of such claim or interests.  If a transfer of shares is made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the corporation for transfer, both the transferor and transferee request the corporation to do so.

ARTICLE VI

INDEMNIFICATION

Section 6.01.  Nature of Indemnity.  The corporation shall indemnify, to the fullest extent permitted by the DGCL and other applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, “proceeding”), by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation, or while serving as a director or officer of the corporation, is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding had no reasonable cause to believe his or her conduct was unlawful; provided that in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (i) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.  Notwithstanding the foregoing, but subject to Section 6.05 of these By-Laws, the corporation shall not be obligated to indemnify a director or officer of the corporation in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized in the specific case by the Board of Directors.  The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 6.02.  Successful Defense.  To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 6.01 of these By-Laws or in defense of any claim, issue or matter therein, he or she shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 6.03.  Determination That Indemnification Is Proper.  Any indemnification of a present or former director or officer of the corporation under Section 6.01 of these By-Laws (unless ordered by a court) shall be made by the corporation only upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws.  Any such determination shall be made, with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Section 6.04.  Advance of Expenses.  Expenses (including attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative proceeding shall be paid by the corporation prior to the final disposition of such proceeding upon written request by such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation under this Article or applicable law; provided that the Board of Directors may not require such director or officer to post any bond or otherwise provide any security for such undertaking.  The corporation or, in respect of a present director or officer, the Board of Directors may authorize the corporation’s counsel to represent (subject to applicable conflict of interest considerations) such present or former director or officer in any proceeding, whether or not the corporation is a party to such proceeding.

Section 6.05.  Procedure for Indemnification of Directors and Officers.  Any indemnification of a director or officer of the corporation under Sections 6.01 and 6.02 of these By-Laws, or advance of expenses to such persons under Section 6.04 of these By-Laws, shall be made promptly, and in any event within 30 days, upon the written request by or on behalf of such person (together with supporting documentation).  If a determination by the corporation that such person is entitled to indemnification pursuant to this Article is required, and the corporation fails to respond within 60 days to a written request for indemnity, the corporation shall be deemed to have approved such request.  If the corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by such person in any court of competent jurisdiction.  Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of these By-Laws where the required undertaking, if any, has been received by or tendered to the corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-Laws, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.06.  Contract Right; Non-Exclusivity; Survival.

(a)  The rights to indemnification and advancement of expenses provided by this Article shall be deemed to be separate contract rights between the corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect and any repeal or modification thereof shall not adversely affect any right or obligation then existing with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.  Such “contract rights” may not be modified retroactively as to any present or former director or officer without the consent of such director or officer.

(b)  The rights to indemnification and advancement of expenses provided by this Article shall continue as to a person who has ceased to be a director or officer and shall not be deemed exclusive of any other rights to which a present or former director or officer of the corporation seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

(c)  The rights to indemnification and advancement of expenses provided by this Article to any present or former Director or officer shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.07.  Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on commercially reasonable terms consistent with then prevailing rates in the insurance market.

Section 6.08.  Subrogation.  In the event of payment under this Article VI, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all documents, and do all acts, that as the corporation may reasonably request to secure such rights, including the execution of such documents as the corporation may reasonably request to enable the corporation effectively to bring suit to enforce such rights.

Section 6.09.  Employees and Agents.  The Board, or any officer authorized by the Board generally or in the specific case to make indemnification decisions, may cause the corporation to indemnify any present or former employee or agent of the corporation in such manner and for such liabilities as the Board may determine, up to the fullest extent permitted by the DGCL and other applicable law.

Section 6.10.  Interpretation, Severability.  Terms defined in Sections 145(h) or (i) of the DGCL have the meanings set forth in such sections when used in this Article.  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any proceeding, whether civil, criminal, administrative, investigative or otherwise, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII

OFFICES

Section 7.01.  Registered Office.  The registered office of the corporation in the State of Delaware shall be located at the location provided in the corporation’s certificate of incorporation.

Section 7.02.  Other Offices.  The corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board may from time to time determine or as the business of the corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01.  Dividends.

(a)  Subject to any applicable provisions of law and the certificate of incorporation, dividends upon the shares of the corporation may be declared by the Board at any regular or special meeting of the Board and any such dividend may be paid in cash, property, or shares of the corporation’s stock.

(b)  A member of the Board, or a member of any committee designated by the Board shall be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation, as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 8.02.  Reserves.  There may be set apart out of any funds of the corporation available for dividends such sum or sums as the Board from time to time may determine proper as a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the corporation or for such other purpose or purposes as the Board may determine conducive to the interest of the corporation, and the Board may similarly modify or abolish any such reserve.

Section 8.03.  Execution of Instruments.  Except as otherwise required by law or the certificate of incorporation, the Board or any officer of the corporation authorized by the Board may authorize any other officer or agent of the corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation.  Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

Section 8.04.  Voting as Stockholder.  Unless otherwise determined by resolution of the Board, the Chief Executive Officer or any Vice President shall have full power and authority on behalf of the corporation to attend any meeting of stockholders of any corporation in which the corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock at any such meeting, or through action without a meeting.  The Board may by resolution from time to time confer such power and authority (in general or confined to specific instances) upon any other person or persons.

Section 8.05.  Fiscal Year.  The fiscal year of the corporation shall commence on the first day of January of each year (except for the corporation’s first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

Section 8.06.  Seal.  The seal of the corporation shall be circular in form and shall contain the name of the corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”.  The form of such seal shall be subject to alteration by the Board.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

Section 8.07.  Books and Records; Inspection.  Except to the extent otherwise required by law, the books and records of the corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board.

Section 8.08.  Electronic Transmission.  “Electronic transmission”, as used in these bylaws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX

AMENDMENT OF BYLAWS

Section 9.01.  Amendment.  These bylaws may be amended, altered or repealed at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

ARTICLE X

CONSTRUCTION

Section 10.01.  Construction.  In the event of any conflict between the provisions of these bylaws as in effect from time to time and the provisions of the certificate of incorporation of the corporation as in effect from time to time, the provisions of such certificate of incorporation shall be controlling.